                                                                     EXHIBIT 3.5


                          [Seal of the State of Texas]

                               The State of Texas

                               Secretary of State

      IT IS HEREBY CERTIFIED that the attached is a true and correct copy of the following described document on file in this office:

                     VALOR TELECOMMUNICATIONS SERVICES, L.P.
                              File No. 00136193-10.

CERTIFICATE OF LIMITED PARTNERSHIP                                 JUNE 20, 2000


                        IN TESTIMONY WHEREOF, I have hereunto signed my name officially and caused to be impressed hereon the Seal of State at my office in Austin, Texas on June 22, 2000.

[Seal of the State of Texas]             /s/ Elton Bomer                     MAC
                                         ---------------------------------------
                                         Elton Bomer, Secretary of State

[Seal of the State of Texas]                                FILED
                                                    in the Office of the
Office of the Secretary of State                 Secretary of State of Texas
Corporations Section
P.O. Box 13697
Austin, Texas 78711-3697                                June 20, 2000

                                                   Corporations Section

--------------------------------------------------------------------------------

                       CERTIFICATE OF LIMITED PARTNERSHIP

1. The name of the limited partnership is Valor Telecommunications Services, LP

2. The street address of its proposed registered office in Texas is (a P.O. Box is not sufficient) 800 Brazos, Austin, Texas 78701 and the name of its proposed registered agent in Texas at such address is

      Corporation Service Company d/b/a CSC-Lawyers Incorporating Service
      Company

3. The address of the principal office in the United States where records of the partnership are to be kept or made available is 600 E. Las Colinas Blvd., #1900, Irving, Texas 75039

4. The name, the mailing address, and the street address of the business or residence of each general partner is as follows:

             NAME                       MAILING ADDRESS                      STREET ADDRESS
                                (INCLUDE CITY, STATE, ZIP CODE)     (INCLUDE CITY, STATE, ZIP CODE)
   Valor Telecommunications    600 E. Las Colinas Blvd., #1900     600 E. Las Colinas Blvd., #1900
       Enterprises, LLC             Irving, Texas 75039                 Irving, Texas 75039

Date Signed: June __, 2000

                            Valor Telecommunications Services, LP

                            BY: Telecommunications Enterprises, LLC General Partner

                            BY: /s/ John A. Butler
                                --------------------------------------------
                                              General Partner
                                 John A. Butler, Chief Financial Officer

The Texas Revised Limited Partnership Act, Tex. Rev. Civ. Stat. Ann. Art.6132a-1 governs the formation of a limited partnership in Texas. A limited partnership is defined by the Act as a "partnership formed by two or more persons under the laws of Texas and having one or more general partners and one or more limited partners." "Person" includes a partnership, limited partnership, foreign limited partnership, trust, estate, corporation, person acting as a trustee or executor, or other entity. One person may not form a limited partnership by showing only himself or herself as both limited and general partner. The Act provides that in order to form a limited partnership, the partners must enter into a partnership agreement and one or more partners, including all of the general partners, must execute a certificate of limited partnership and file that certificate with the secretary of state.

The foregoing form promulgated by the secretary of state is designed to meet minimum statutory filing requirements and no warranty is made regarding the suitability of this form for any particular purpose. This form and the information provided are not substitutes for the advice of an attorney and it is recommended that the services of an attorney be obtained before preparation of the certificate of limited partnership.

Name: Section 1.03 of the Act provides that the name of a limited partnership must contain the words "Limited Partnership," or "Limited," or the abbreviation "L.P.," or "Ltd." as the last words or letters of its name and may not contain the name of a limited partner unless that name is also the name of a general partner, or the business of the partnership had been carried on under that name before the admission of that limited partner. The name also may not contain a word or phrase indicating or implying that it is a corporation or that it is organized other than for a purpose stated in its partnership agreement. Further, the name of the limited partnership may not be the same as, or deceptively similar to the name of an existing corporation, limited partnership, limited liability company, or a name that has been reserved or registered, except that a written consent may be obtained as appropriate under the secretary of state's name availability rules for names that are deemed similar requiring a letter of consent. Whether the name chosen is available for use in Texas may be determined by telephone at (512) 463-5555 or by e-mail to corpinfo@sos.state.tx.us/ This is only a preliminary clearance. The final decision on the name will be made when the document is submitted for filing.

Submission & Fee: The certificate must be signed by all of the general partners of the partnership. Submit the certificate along with a $750.00 filing fee to:
Secretary of State, Statutory Filings Division, Corporations Section, P.O. Box 13697, Austin, Texas 78711-3697. The delivery address is: Secretary of State, Statutory Filings Division, Corporations Section, James Earl Rudder Office Building, 1019 Brazos, Austin, Texas 78701. Personal checks and MasterCard(R), Visa(R), and Discover(R) are accepted in payment of the filing fee. Checks should be made payable to the secretary of state. Fees paid by credit card are subject to a statutorily authorized processing cost of 2.1% of the total fees.

The telephone number is (512) 463-5555, TDD: (800) 735-2989, FAX: (512)
463-5709.


Form No. 207
Revised 8/99